                                                                     EXHIBIT 3.2

These Amended and Restated Bylaws arc subject to the terms of the Director Designation Agreement among National Golf Properties, Inc., National Golf Operating Partnership, L.P. and David G. Price, a copy of which is on file with the Secretary of Corporation.


                          AMENDED AND RESTATED BYLAWS

                                       OF

                         NATIONAL GOLF PROPERTIES, INC.

                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1. The principal executive office of National Golf Properties, Inc., a Maryland corporation (the "Corporation") shall be located at such place or places as the board of directors may designate.

     Section 2. The Corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. All meetings of the stockholders shall be held in the City of Santa Monica, State of California at such place as may be fixed from time to time by the board of directors, or at such other place as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

     Section 2. An annual meeting of stockholders shall be held at such date and time as may be determined from time to time by resolution adopted by the board of directors, when they shall elect, by a plurality vote, directors, and transact such other business as may properly be brought before the meeting in accordance with these bylaws. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors, or (iii) otherwise brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than
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sixty-five (65) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class arid number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly, brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Corporation's charter or by these bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockho1ders,~a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time until a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat

     Section 4. When a quorum is present at any meeting of stockholders, a majority of all the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Maryland General Corporation Law ("MGCL") or the charter or these bylaws a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy executed or authorized by the stockholder, or the stockholder's duly authorized agent or representative, in any manner permitted by law. No proxy shall be valid more than eleven (11) months after its date unless said proxy provides otherwise. All proxies or evidence of authorization of such proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the provisions of the charter of the Corporation, each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation on the record date set by the board of directors as provided in Article V, Section 6 hereof. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect any director subject, however, to the provisions of any class or series of shares of stock of the Corporation then outstanding, as set forth in the charter of the Corporation.

     Section 6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the charter, may be called at any time by the chief executive officer, the president, the chairman of the board, or by a majority of the directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or these bylaws, include the power to call such meetings. In addition, a special meeting of the stockholders of the Corporation shall be called by the secretary of the Corporation on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 90 days before the date of the meeting. If mailed. notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 9. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the ,number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or. if not so specified, at the principal executive office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 10. Notwithstanding any other provision of the charter of the Corporation or these bylaws, Subtitle 7 of Title 3 of the MGCL (as the same may hereafter be amended from time to time) shall not apply to any acquisition of any shares of stock of the Corporation by David G. Price or his heirs or his estate, or any trust, all the beneficiaries of which consist of his heirs, and/or any Affiliate (as defined in Section 3-601 of the MGCL) or Associates (as defined in Section 3-701 of the MGCL) of any of the foregoing.

                                  ARTICLE III

                                   DIRECTORS
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     Section 1. The board of directors shall consist of a minimum of three and a maximum of eleven (11) directors plus any additional directors which the holders of any class of preferred stock of the Corporation may have the right to elect pursuant to Section F. of Article VI of the charter of the Corporation. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the then elected directors or pursuant to the terms of the charter of the Corporation, provided that at least a majority of the directors shall be unaffiliated with David 0. Price ("Independent Directors"). Until increased or decreased pursuant to the charter or bylaws of the Corporation, the exact number of directors shall be seven (7), of which four (4) shall be Independent Directors. The directors need not be stockholders. The directors shall be divided into three classes in accordance with the charter of the Corporation and, except as provided in Section 2 of this Article III with respect to vacancies, shall be elected as provided in the charter at the annual meeting of the stockholders, and each director elected shall hold office until his successor is elected and qualified or until his death, retirement resignation or removal.

     Section 2.(a) Nominations of persons for election to the board of directors of the Corporation at the annual meeting of stockholders may be made at such meeting by or at the direction of the board of directors, by any committee of persons appointed by the board of directors with authority therefor or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article Ill, Section 2(a). Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that
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less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business of the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under
Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Except as may otherwise be provided in these bylaws or any other agreement relating to the right to designate nominees for election to the board of directors no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (b) Except as may otherwise be provided pursuant to Article IV of the charter with respect to any rights of holders of preferred stock to elect additional directors and any other requirement in these bylaws or other agreement relating to the right to designate nominees for election to the board of directors, should a vacancy in the board of directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected.

     Section 3. The property and business of the Corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authorities by these bylaws expressly conferred upon them, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the charter or by these bylaws directed or required to be exercised or done by the stockholders.

                       Meetings of the Board of Directors
                       ----------------------------------

     Section 4. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Maryland.

     Section 5. Regular meetings of the board of directors may be held at such time and place as shall from time to time be determined by resolution of the board, and no additional notice shall be required.

     Section 6. Special meetings of the board of directors maybe called by the chief executive officer, the president or the chairman of the board of directors on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chief executive officer, the president or the secretary in like manner and on like notice on the written request of two directors unless the board consists of any one director, in which case special meetings shall be called by the chief executive officer, the president or secretary in like manner or on like notice on the written request of the sole director.

     Section 7. At all meetings of the board of directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the charter or by these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized to serve on the board, such sole director shall constitute a quorum. Notwithstanding the foregoing, one more than a majority of the directors shall be necessary to constitute a quorum to approve or advise the actions set forth below in clauses
(i) through (v), and such action shall not be effective unless approved or advised by one more than a majority of all directors. Such action includes:

          (i) a Change in Control (as hereinafter defined) of the Corporation or National Golf Operating Partnership, L.P. (the "Operating Partnership");

          (ii) any amendment to the charter or these bylaws (except for such amendments as may be required in the reasonable discretion of a majority of the Board of Directors to maintain the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended);

          (iii) any waiver or modification of the Ownership Limit (as defined in the charter of the Corporation);

          (iv) the issuance of any equity securities (other than shares of Common Stock issued (a) for at least the fair market value thereof at the time of issuance as determined in good faith by a majority of the Board of Directors, (b) pursuant to the Company's stock incentive plan, (c) upon exchange of OP Units under the partnership agreement of the Operating Partnership or (d) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms) or rights to acquire any such securities; and

          (v) acquisitions, dispositions or financings of assets by the Corporation or the Operating Partnership in excess of 25% of Total Market Capitalization (as hereinafter defined) whether by merger, purchase, sale or otherwise. The value of the assets of the Corporation or the Operating Partnership for the purpose of determining whether such assets constitute in excess of 25% of Total Market Capitalization shall be the book value of such assets as reflected in the Corporation's most recent fiscal year-end consolidated balance sheet at the time the determination is being made or, if materially different and the transaction involves (A) an acquisition or disposition, the amount of the consideration involved in such acquisition or disposition or (B) a financing, the value of assets being financed as reflected in the financing transaction.

For purposes of this Section 7:

          (a)   the term "Change in Control" of (A) the Corporation shall mean
(i) any transaction or series of transactions (whether by purchase of existing shares of Common Stock, issuance of shares of Common Stock, merger, consolidation or otherwise) the result of which is that either (x) any Person or Group other than David G. Price or his affiliates becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding normally entitled to vote in the election of directors of the Corporation (or any surviving entity) or (y) the Beneficial

Owners of the capital stock of the Corporation normally entitled to vote in the election of directors immediately prior to the transaction beneficially own less than 80% of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding to vote in the election of directors of the Corporation (or any surviving entity) immediately after such transaction or (ii) any transaction or series of transactions (whether by purchase of existing shares of Common Stock or OP Units, issuance of shares of Common Stock or OP Units, merger, consolidation or otherwise) the result of which is that either (x) any Person or Group other than David G. Price or his affiliates becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding (including shares of Common Stock issuable upon exchange of OP Units, whether or not such OP Units are immediately exchangeable and without regard to the Ownership Limit) normally entitled to vote in the election of directors of the Corporation (or any surviving entity) or (y) the Beneficial Owners of the capital stock of the Corporation normally entitled to vote in the election of directors immediately prior to the transaction beneficially own less than 80% of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding.(including shares of Common Stock issuable upon exchange of OP Units, whether or not such OP Units are immediately exchangeable and without regard to the Ownership Limit) normally entitled to vote in the election of directors of the Corporation (or any surviving entity) immediately after such transaction; or (B) the Operating Partnership shall mean (i) any sale, transfer or other conveyance (whether by merger or consolidation of the Corporation or otherwise) by the Corporation of the general partnership interests in the Operating Partnership, except such transfers permitted under Section 11.2(b) of the Agreement of Limited Partnership of the Operating Partnership, (ii) any transaction or series of transactions (whether by purchase of existing OP Units, issuance of OP Units, merger, consolidation or otherwise) the result of which is that either (x) any Person or Group other than David G. Price or his affiliates becomes the Beneficial Owner, directly or indirectly, of OP Units which represent 20% or more of the total percentage of limited partnership interests (including interests of assignees) therein or (y) the Beneficial Owners of limited partnership interests (including interests of assignees) therein immediately prior to the transaction beneficially own less than 80% of the total percentage of limited partnership interests (including interests of assignees) therein then outstanding immediately after such transaction.

        (b) The term "Person" as used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

        (c) The term "Group" as used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

        (d) The term "Beneficial Owner" as used herein shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have beneficial ownership of all shares that a Person has the right to acquire, whether or not such right is immediately exercisable.

        (e) The term "Ownership Limit" as used herein shall have the same meaning as such term has in the charter of the Corporation.

        (f) The term "Total Market Capitalization" shall mean the sum of(l) the Market Value (as hereinafter defined) of the then outstanding shares of Common Stock, (2) the Market Value of shares of Common Stock for which OP Units are exchangeable (whether or not such OP Units are immediately exchangeable and without regard to the Ownership Limit) and (3) the total principal amount of indebtedness of the Corporation and the Operating Partnership (without duplication) as reflected in the Corporation's most recent fiscal year-end consolidated balance sheet existing at the time the directors would be required to approve a transaction set forth in subparagraph (v) of this Section 7.

        (g) The term "Market Value" with respect to shares of Common Stock shall mean the average of the daily market price for the ten (10) consecutive trading days immediately prior to the date beginning fifteen (15) days before the directors would be required to approve a transaction set forth in subparagraph (v) of this Section 7. The market price for each such trading date shall be: (.1) if the shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (2) if the shares are not listed or admitted to trading on any securities exchange or the NASDAQNational Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by a majority of the board of directors, or (3) if the shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by a majority of the board of directors, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that, if there are no bid and asked prices reported during the 10 days
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prior to the date in question, the Market Value of the shares shall be determined by a majority of the board of directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

        Section 7(a). Notwithstanding any other provision of these bylaws, from and after the Reincorporation the following actions of the board of directors shall require the approval of the Independent Committee: (i) the selection of operators for the Corporation's or the Operating Partnership's properties; and
(ii) all transactions between the Corporation or the Operating Partnership and David G. Price and his affiliates, including, but not limited to, (a) the negotiation, enforcement and renegotiation of the terms of a lease of any of the Corporation's or the Operating Partnership's properties and (b) the consideration of the General Partner Right of First Refusal as set forth in
Section 11.3.A(a) of the Agreement of Limited Partnership of the Operating Partnership.

        Section 8. Unless otherwise restricted by the charter or these bylaws, any action required or permitted to be taken at any meeting, of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        Section 9. Unless otherwise restricted by the charter or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                             Committees of Directors
                             -----------------------

        Section 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of not less than the minimum number of directors required for committees of the board of directors under the MGCL. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, and to the maximum extent permitted under the MGCL, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the charter (except that a committee may, in accordance with a general formula or method specified by the board of directors, and to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or any other matter requiring the approval of the stockholders of the Corporation, or amending the bylaws of the Corporation; and no such committee shall have the power or authority to authorize or declare a dividend, to authorize the issuance of stock (except that, if the board of directors has given general authorization for the issuance of stock, a committee of the board, in accordance with a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including the price and consideration for such stock) or to approve any merger or share exchange which does not require stockholder approval.

        Section 10(a). The Corporation shall have the following committees, the specific authority and members of which shall be as designated herein or by resolution of the board of directors:

                (i) An Executive Committee, which shall have such authority as granted by the board of directors, including the power to acquire and dispose of real property and the power to authorize the execution of certain contracts and agreements.

                (ii) An Independent Committee, which shall consist solely of Independent Directors and which shall have the authority to approve the actions of the board of directors as specified in Section 7(a) of this
        Article III.

                (iii) An Audit Committee, which will consist solely of Independent Directors and which shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation's internal accounting controls.

                (iv) A Compensation Committee, which shall determine compensation for the Corporation's executive officers and administer a stock incentive plan adopted by the Corporation.

                Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

                            Compensation of Directors
                            -------------------------

                Section 12. Unless otherwise restricted by the charter or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary or fee as director.

                                 Indemnification
                                 ---------------

                Section 13. The Corporation shall, to the maximum extent permitted by Maryland law in effect from time to time, indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation shall, with the approval of its board of directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the

Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

        Neither the amendment nor repeal of this Section 13 of Article III, nor the adoption or amendment of any other provision of the charter or bylaws of the Corporation inconsistent with this Section 13 of Article III, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE IV

                                    OFFICERS
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                               General Provisions
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        Section 1. The officers of this Corporation shall be chosen by the board of directors and shall include a president, a vice president, a secretary and a treasurer. The Corporation may also have at the discretion of the board of directors such other officers as are desired, including a chairman of the board, a chief executive officer, additional vice presidents, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article IV hereof. In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president/acquisitions or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the charter or these bylaws otherwise provide, except that one individual may not simultaneously hold the office of president and vice president.

        Section 2. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

        Section 3. At any time, and from time to time, the board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the board.

        Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

        Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualified in their stead or until their earlier death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the board of directors. Notwithstanding the foregoing, an officer may be elected or appointed as an "interim" officer who will serve for a limited period of time, in which case the board of directors shall designate the term of such officer at the time of the election or appointment of the officer.

                             Chief Executive Officer
                             -----------------------

     Section 6. The board of directors may designate a chief executive officer of the Corporation, who may be a person other than the president or the chairman of the board. If the board of directors does not designate a chief executive officer, the president, or if there is no president, the chairman of the board, shall be the chief executive officer of the Corporation. The chief executive officer shall have such powers and duties as may be prescribed by the board of directors or, if the board of directors does not prescribe the powers and duties of the chief executive officer, the chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of corporations.

                              Chairman of the Board
                              ---------------------

     Section 7. The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws; provided, however, that the board of directors may provide that the chief executive officer, if other than the chairman of the board, may preside at meetings of the board of directors. If the board of directors has not appointed a chief executive officer and there is no president, the chairman of the board shall, in addition, be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 6 of this Article IV.

                                    President
                                    ---------

     Section 8. Subject to such supervisory powers, if any, as may be given by the board of directors to the chief executive officer, if there be such an officer, or the chairman of the board, if there be such an officer, the president shall be the chief operating officer of the Corporation and shall have such powers and duties as may be prescribed by the board of directors or, if the board of directors does not prescribe the powers and duties of the president, the president shall have the general powers and duties of management usually vested in the office of chief operating officer of corporations. If the board of directors has not appointed a chief executive officer, the president shall be the chief executive officer of the Corporation.

                                 Vice Presidents
                                 ---------------

     Section 9. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the board of directors.

                        Secretary and Assistant Secretary
                        ---------------------------------

     Section 10. The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the board of directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the bylaws. He shall keep in safe custody the seal of the Corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, the assistant secretary designated by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

           Chief Financial Officer. Treasurer and Assistant Treasurers
           -----------------------------------------------------------

     Section 12. The chief financial officer of the Corporation shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. If no other person then be appointed to the position of Treasurer of the Corporation, the person holding the office of Chief Financial Officer shall also be the Treasurer of the Corporation.

     Section 13. The treasurer or assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, the treasurer or assistant treasurer designated by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE V

                                      STOCK
                                      -----

                              Certificates of Stock
                              ---------------------

     Section 1. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman of the board of directors, or the President or a vice president, and countersigned by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

     Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In addition, in the event that any stock issued by the Corporation is subject to a restriction on its transferability, the stock certificate shall on its face or back contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge.

                     Lost. Stolen or Destroyed Certificates
                     --------------------------------------

     Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               Transfers of Stock
                               ------------------

     Section 5. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, subject, however, to the Ownership Limit and other restrictions on transferability applicable thereto from time to time.

                               Fixing Record Date
                               ------------------

     Section 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing, without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any chance conversion or exchange of stock or for the purpose of any other lawful action the board of directors may fix a record date which shall not be more than 90 nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the board of directors
                                   -------- -------
may fix a new record date for the adjourned meeting.

                             Registered Stockholders
                             -----------------------

     Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

                                    Dividends
                                    ---------

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the charter if any, may be authorized and declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock subject to the provisions of the charter and the MGCL.

     Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

                                     Checks
                                     ------

     Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                                   Fiscal Year
                                   -----------

     Section 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                                      Seal
                                      ----

     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland" Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     Notices
                                     -------

     Section 6. Whenever, under the provisions of the MGCL or of the charter or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram, telecopy or cable.

     Section 7. Whenever any notice is required to be given under the provisions of the MGCL or of the charter or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                Annual Statements
                                -----------------

     Section 8. The board of directors may present at each annual meeting of stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------

     Section 1. These bylaws may be altered amended or repealed or new bylaws may be adopted by the board of directors in accordance with the provisions of
Article III, Section 7 hereof, at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. The board of directors has the exclusive power to alter, amend or repeal these bylaws, or to adopt new bylaws.